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                                                                    Exhibit 21.0
                                  SUBSIDIARIES

     The following is a list of Subsidiaries of BJ's Wholesale Club, Inc. as of March 31, 2002:

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

1. BJ's Wholesale Club, Inc. owns 100% of the issued shares of common stock of the following corporations:

                                                              Jurisdiction
                                                              ------------

    Natick Security Corp.                                     Massachusetts
    BJ's Export Inc.                                          Barbados
    BJ's MA Distribution Center, Inc.                         Massachusetts
    Mormax Beverages Corp.                                    Delaware
    CWC Beverages Corp.                                       Connecticut
    FWC Beverages Corp.                                       Florida
    JWC Beverages Corp.                                       New Jersey
    RWC Beverages Corp.                                       Rhode Island
    YWC Beverages Corp.                                       New York
    Mormax Corporation                                        Massachusetts
    Natick First Realty Corp.                                 Connecticut
    Natick Realty Holdings, Inc.                              Maryland
    Natick 1998 Realty Holdings, Inc.                         Maryland
    BJ's Atlantic Distribution Center, Inc.                   Pennsylvania
    Strathmore Holdings, Inc.                                 Delaware
    Natick GA Beverage Corp.                                  Georgia
    Natick Atlantic Corp.                                     Georgia

2.  Strathmore Holdings, Inc. is the sole general partner, owning 1%, and BJ's owns a 99% limited partnership interest in:
                                                              Jurisdiction
                                                              ------------

    Strathmore Partners LP                                    Delaware



3.  BJ's Atlantic Distribution Center, Inc. owns 100% of the issued shares of the following trust:
                                                              Jurisdiction
                                                              ------------

    BJ's Northeast Business Trust                             Massachusetts



4.  BJ's Northeast Business Trust owns 100% of the issued shares of the following corporation:
                                                              Jurisdiction
                                                              ------------

    Natick Realty, Inc.                                       Maryland



5.  Natick Realty, Inc. owns 100% of the issued shares of common stock of the following corporations:
                                                              Jurisdiction
                                                              ------------

    Natick Second Realty Corp.                                Massachusetts
    Natick NJ Flemington Realty Corp.                         New Jersey


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                                                              Jurisdiction
                                                              ------------
    Natick Fourth Realty Corp.                                New Jersey
    Natick Fifth Realty Corp.                                 Maryland
    Natick Sixth Realty Corp.                                 Connecticut
    Natick NH Realty Corp.                                    New Hampshire
    Natick NY Realty Corp.                                    New York
    Natick MA Realty Corp.                                    Massachusetts
    Natick VA Realty Corp.                                    Virginia
    Natick NY 1992 Realty Corp.                               New York
    Natick Portsmouth Realty Corp.                            New Hampshire
    Natick NJ Realty Corp.                                    New Jersey
    Natick NJ 1993 Realty Corp.                               New Jersey
    Natick CT Realty Corp.                                    Connecticut
    Natick ME 1995 Realty Corp.                               Maine
    Natick NY 1995 Realty Corp.                               New York
    Natick NH 1994 Realty Corp.                               New Hampshire
    Natick MA 1995 Realty Corp.                               Massachusetts
    Natick Yorktown Realty Corp.                              New York
    Natick Waterford Realty Corp.                             Connecticut
    Natick Sennett Realty Corp.                               New York
    Natick Bowie Realty Corp.                                 Maryland
    Natick NY College Point Realty Corp.                      New York
    Mercer Mortgage Holdings, Inc.                            Delaware
    Natick SC Greenville Realty Corp.                         South Carolina
    Natick NC Mooresville Realty Corp.                        North Carolina
    Natick MD Lexington Park Realty Corp.                     Maryland
    Natick CT Derby Realty Corp.                              Connecticut
    Natick MD Westminster Realty Corp.                        Maryland
    Natick NY Freeport Realty Corp.                           New York
    Natick VA Mechanicsville Realty Corp.                     Virginia
    Natick NJ Hamilton Township Realty Corp.                  New Jersey
    Natick OH Canton Realty Corp.                             Ohio
    Natick NH Hooksett Realty Corp.                           New Hampshire
    Natick NY Nassau Realty Corp.                             New York

6.  Natick Realty, Inc. owns 100% of the issued shares of the following business trusts:
                                                              Jurisdiction
                                                              -------------
    Natick PA Realty Business Trust                           Pennsylvania
    Natick PA 1995 Realty Business Trust                      Pennsylvania
    Natick Lancaster Realty Business Trust                    Pennsylvania
    Natick PA Plymouth Realty Business Trust                  Pennsylvania
    Natick PA Stroudsburg Realty Business Trust               Pennsylvania